EXHIBIT 99.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement between iVillage Inc., a Delaware corporation (the “Company”), and Douglas McCormick (the “Employee”) that was originally effective as of May 31, 2005 (the “Employment Agreement”) is hereby entered into as of the 30th day of December 2005 (the “Amendment Effective Date”), by and between the Employee and the Company (collectively, the “Parties”).

WHEREAS, the Employment Agreement provides that the Employee can earn a cash bonus if specified fiscal year 2005 performance objectives are attained (the “2005 Bonus”);

WHEREAS, the Parties believe that Employee may become entitled to receive a 2005 Bonus based on projected fiscal year 2005 Company performance;

WHEREAS, the Parties desire to amend the Employment Agreement to provide that no 2005 Bonus will be paid to the Employee and that instead Employee shall receive an additional equity grant of restricted stock units (the “RSUs”) and that the price conditions for the performance units (the “PUs”) will be modified; and

WHEREAS, the Parties desire that all other terms of the Employment Agreement remain unchanged except as expressly provided herein.

NOW, THEREFORE, for good and mutual consideration, the adequacy of which is hereby stipulated, pursuant to Employment Agreement Sections 10.3 and 10.13, the Company and Employee agree to amend the Employment Agreement as follows:

1.             CHANGES TO EMPLOYMENT AGREEMENT SECTION 2.2. The sentence, “However, for fiscal year 2005, Employee’s Bonus will be based on criteria set forth in Exhibit A to this Agreement.” is hereby deleted from Employment Agreement Section 2.2.

2.             CHANGES TO EMPLOYMENT AGREEMENT SECTION 2.3(B) AND EXHIBIT D. All occurrences of the numbers “50,000” and “150,000” in Employment Agreement Section 2.3(b) and Employment Agreement Exhibit D (“Restricted Stock Unit Agreement”) shall be replaced with the numbers “70,000” and “210,000”, respectively.

3.             CHANGES TO EMPLOYMENT AGREEMENT SECTION 2.3(C).  The sentence in Employment Agreement Section 2.3(c), “For purposes of this Agreement, “Applicable Percentage” shall mean, on the PU vesting date, either:  (i) 0% if the fair market value of one share of Company common stock is less than $8.00, (ii) 50% if the fair market value of one share of Company common stock is equal to or greater than $8.00 and less than $9.00, (iii) 100% if the fair market value of one share of Company common stock is equal to or greater than $9.00 and less than $10.00, or (iv) 150% if the fair market value of one share of Company common stock is equal to or greater than $10.00.” is hereby restated in its entirety to read as follows:  “For purposes of this Agreement, “Applicable Percentage” shall mean, on the PU vesting date, either:  (i) 0% if the fair market value of one share of Company common stock is less than $9.00, (ii) 100% if the fair market value of one share of Company common stock is equal to or greater than

$9.00 and less than $10.00, or (iii) 150% if the fair market value of one share of Company common stock is equal to or greater than $10.00.”

4.             CHANGES TO EMPLOYMENT AGREEMENT EXHIBIT E. The definition of “Applicable Percentage” in Employment Agreement Exhibit E (“Performance Unit Agreement”) is hereby restated in its entirety to read as follows:  “Applicable Percentage shall mean, on the Unit vesting date, either: (i) 0% if the Fair Market Value of one share of Common Stock is less than $9.00, (ii) 100% if the Fair Market Value of one share of Common Stock is equal to or greater than $9.00 and less than $10.00, or (iii) 150% if the Fair Market Value of one share of Common Stock is equal to or greater than $10.00.”

5.             CHANGES TO EMPLOYMENT AGREEMENT SECTION 6.3(B). Employment Agreement Section 6.3(b) is hereby restated in its entirety to read as follows:  “Without Employee’s consent in each instance, a reduction by the Company of the Employee’s base salary or of any bonus compensation formula applicable to Employee, or the Company’s failure to pay Employee the applicable bonus pursuant to Section 2.2 in any fiscal year after fiscal year 2005 despite satisfaction of the corresponding applicable bonus criteria for such fiscal year as set forth by the Compensation Committee of the Company’s Board of Directors for such fiscal years during the Term.”

6.             CHANGES TO EMPLOYMENT AGREEMENT EXHIBIT A.  Employment Agreement Exhibit A is hereby restated in its entirety to read as follows:  “Reserved”.

7.             INTERNAL REVENUE CODE SECTION 409A.  This First Amendment and the Employment Agreement are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of section 409A of the Internal Revenue Code (the “Code”).  Notwithstanding the foregoing, in the event this First Amendment or the Employment Agreement or any benefit paid to the Employee hereunder is deemed to be subject to section 409A of the Code, the Employee consents to the Company adopting such conforming amendments as the Company deems necessary, in its reasonable discretion, to comply with section 409A of the Code (including, but not limited to, delaying payment six months following termination of employment).  But in no event, without the Employee’s consent, shall the amount paid to Employee as compensation be less than what is called for in the Employment Agreement and this First Amendment.

8.             NO ADDITIONAL RIGHTS. The Parties agree that this First Amendment is not intended to confer any additional rights or obligations on or by either Party beyond those expressly set out herein.

9.             EXECUTION.  This First Amendment may be executed in counterparts, each of which shall be deemed an original but both of which together will constitute one and the same instrument.

10.           AMENDMENT.  This First Amendment may be amended or modified only by written agreement executed by the Parties.  Employee will consent to amendments of this First

Amendment that are required in order for the Company to comply with changes to applicable law or regulation.

IN WITNESS WHEREOF, the Parties hereto have duly executed this First Amendment as of the Amendment Effective Date.

iVILLAGE INC.		EMPLOYEE

By	/s/ Steven Elkes	/s/ Douglas W. McCormick
Name:	Steven Elkes	Douglas McCormick

Title:

Chief Financial Officer,

Executive Vice President, Operations

and Business Affairs, Secretary